Exhibit 13.2

CHINA MOBILE (HONG KONG) LIMITED

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned, XUE Taohai, Executive Director, Vice President and Chief Financial Officer of China Mobile (Hong Kong) Limited (the “Company”), hereby certifies, to his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2005

/s/ XUE Taohai
Name:	XUE Taohai
Title:	Executive Director, Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

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